UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
COREL CORPORATION

(Exact name of registrant as specified in its charter)

Canada	98-0407194

(State of incorporation or organization)	(IRS Employer Identification No.)

1600 Carling Avenue Ottawa, Ontario Canada K1Z 8R7

(Address of principal executive offices)		(Zip Code)
          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☐
          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☑
Securities Act registration statement file number to which this form relates:
333-132970
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Not applicable	Not applicable
Securities to be registered pursuant to Section 12(g) of the Act:
COMMON SHARES, NO PAR VALUE

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURES
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.      Description of Registrant’s Securities to be Registered.
     For a description of the Registrant’s common shares to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus, which constitutes a part of the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-132970 ) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), which information is hereby incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference in this Registration Statement.
Item 2.      Exhibits.

Exhibit Number	Exhibit

3.1*	Certificate and Articles of Continuance of the Registrant, as currently in effect
3.2*	Articles of Amendment of the Registrant, as currently in effect
3.3*	By-laws of the Registrant, as currently in effect
4.1*	Form of Registration Rights Agreement
4.2*	Form of Corel Corporation Common Share Certificate

*	Incorporated by reference to the exhibit of the same number in the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-132970).

SIGNATURES
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

COREL CORPORATION
By:	/s/ CHRISTOPHER DIFRANCESCO
	Name:	Christopher DiFrancesco
	Title:	Vice President, Legal, General Counsel and Secretary

Dated: April 13, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1*	Certificate and Articles of Continuance of the Registrant, as currently in effect
3.2*	Articles of Amendment of the Registrant, as currently in effect
3.3*	By-laws of the Registrant, as currently in effect
4.1*	Form of Registration Rights Agreement
4.2*	Form of Corel Corporation Common Share Certificate

*	Incorporated by reference to the exhibit of the same number in the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-132970).